Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-135849, 333-135850, 333-140011, 333-163452, 333-166707, 333-167238, 333-168844, and 333-178279) and on Form S-3 (No. 333-178602) of Windstream Corporation of our reports dated February 22, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Little Rock, Arkansas
February 22, 2012